SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 31st day of May, 2013.

AMONG:

ALKALINE WATER CORP., a company incorporated under the laws of the State of Arizona and having an address at 14301 N. 87th St. Suite 301 Scottsdale, AZ 85260

(the “Target”)

AND:

THE SHAREHOLDERS OF THE TARGET, as listed on Schedule A attached hereto

(the “Shareholders”)

AND:

THE ALKALINE WATER COMPANY INC. (FORMERLY GLOBAL LINES INC.), a company incorporated under the laws of the State of Nevada and having an address at 16400 Collins Avenue, Unit 1242, Sunny Isles Beach, FL, 33160

(the “Purchaser”)

WHEREAS:

A.                      The Shareholders are the registered and/or beneficial owners of all of the issued and outstanding common shares in the capital of the Target;

B.                      The Purchaser has made an offer to issue a total of 43,000,000 common shares in the capital of the Purchaser to the Shareholders as consideration for the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Target; and

C.                      Upon the terms and subject to the conditions set forth in this Agreement, the Shareholders have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Shareholders all of the Shareholders’ legal and beneficial interest in the common shares in the capital of the Target such that, at Closing (as defined herein), the Target will become a wholly-owned subsidiary of the Purchaser.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                    Definitions

In this Agreement the following words and phrases will have the following meanings:

(a)	“Accounting Date” has the meaning set forth in Section 1.1(aaa);

(b)

“Affiliate” with respect to any specified Person at any time, means each Person directly or indirectly through one or more intermediaries controlling, controlled by or under direct or indirect common control with such specified Person at such time;

(c)	“Agreement” means this Share Exchange Agreement, and all of the schedules and other documents attached hereto, as it may from time to time be supplemented or amended;

(d)

“Applicable Law” means, with respect to any Person, any domestic (whether federal, state, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, Order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Body applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates);

(e)	“Applicable Securities Laws” means all applicable securities laws in all jurisdictions relevant to the issuance of securities of the Purchaser pursuant to the terms of this Agreement;

(f)

“Associate” means with respect to any Person: (i) any other Person of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (ii) any trust or other estate in which such Person has a ten percent (10%) or more beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof;

(g)

“Bridge Loan” means the bridge loan of up to $225,000 advanced to the Target and all documents contemplated therein including the Collateral Security Agreement, the Purchaser Note Financing and all such supporting certificates and other documents reasonably required by the Lender;

(h)	“Business” means the business as heretofore or currently conducted by the Target;

(i)	“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Nevada, USA are authorized or required by law to close;

(j)	“Certificate” has the meaning set forth in Section 2.5;

(k)	“Closing” means the closing of the Transaction pursuant to the terms of this Agreement on the Closing Date;

(l)

“Closing Date” means the day following the satisfaction or waiver all conditions precedent set forth in this Agreement, which shall not be later than May 31, 2013 or such other date as the Shareholders, the Target and the Purchaser may agree in writing;

(m)	“Consideration Shares” means, collectively, the 43,000,000 fully paid and non-assessable Purchaser Shares to be issued to the Shareholders on the Closing Date;

(n)

“Contracts” means all contracts, agreements, options, leases, licences, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Target is a party on the Closing Date;

(o)

“Damages” means all demands, claims, actions, causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including: (i) interest on cash disbursements in respect of any of the foregoing and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other Persons retained by, such Person;

(p)	“Debentures” mean the debenture or debentures in the principal amount of $225,000 issued by the subsidiary of the Target in favour of the Lender issued in connection with the Bridge Loan;

(q)	“Disclosure Statement” means the Disclosure Statement of the Target to be signed and dated by the Target and delivered by the Target to the Purchaser as of the date of this Agreement;

(r)	“Employee” has the meaning set forth in Section 3.15(a)(ii);

(s)	“Employee Agreement” has the meaning set forth in Section 3.15(a)(iii);

(t)	“Employee Plan” has the meaning set forth in Section 3.15(a)(i);

(u)

“Encumbrances” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option or encumbrance of any nature or kind whatsoever, other than: (i) statutory liens for Taxes not yet due and payable; and (ii) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;

(v)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(w)	“FINRA” means the Financial Industry Regulatory Authority;

(x)	“GAAP” means United States generally accepted accounting principles, applied on a consistent basis with prior periods;

(y)

“Collateral Security Agreement” means the General Security Agreement dated as of February 21, 2013 entered into by the Target granting to the Lender a first security interest in all presently owned and after acquired personal property and a floating charge over all of the Target’s other property, assets and undertaking;

(z)	“Governmental Body” means any:

(i)	nation, state, county, city, town, village, district, or other jurisdiction of any nature,

(ii)	federal, state, provincial, local, municipal, foreign, or other government,

(iii)	governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal),

(iv)	multi-national organization or body, or

(v)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;

(aa)	“Lender” means Bank Gutenberg AG;

(bb)

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty;

(cc)

“Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person;

(dd)

“Lien” means, with respect to any asset, any mortgage, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, Encumbrance or charge of any kind in respect of such asset;

(ee)

“Losses” means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by the Purchaser, the Target, or the Shareholders, including damages for lost profits or lost business opportunities;

(ff)

“Material Contracts” means those subsisting commitments, contracts, instruments, leases and other agreements, oral or written, entered into by the Target, by which the Target is bound or to which it or its respective assets are subject which have total payment obligations on the part of the Target which exceed $5,000 or are for a term of or in excess of one (1) year;

(gg)

“Material Adverse Effect”, when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), Liabilities, capitalization, ownership, financial condition or results of operations of such entity and any Affiliates, taken as a whole, other than any change, event, circumstance or effect to the extent resulting from:

(i)

the announcement of the execution of this Agreement and the transactions contemplated hereby, (ii) changes in legal or regulatory conditions generally affecting the Business, except that any change, effect, event or occurrence described in this subsection

(ii)

will be considered in determining whether there has been, or will be, a Material Adverse Effect if the same disproportionately affects the Target or the Business, (iii) changes or effects that generally affect the Business, (iv) changes in general economic conditions or (E) changes in GAAP;

(hh)	“Material Interest” has the meaning set forth in Section 1.1(vv);

(ii)

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or authority or by any arbitrator;

(jj)	“Organizational Documents” means:

(i) the articles or certificate of incorporation and the bylaws of a corporation,

(ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and

(iii) any amendment to any of the foregoing;

(kk)

“Permitted Liens” means: (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which is being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Laws incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified in the balance sheet included in the Target Financial Statements; (v) Liens securing executory obligations under any lease that constitutes an “operating lease” under GAAP; and (vi) other Liens set forth in the Disclosure Statement, provided, however, that, with respect to each of clauses (i) through (v), to the extent that any such Encumbrance or Lien arose prior to the date of the balance sheet included in the Target Financial Statements and relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Encumbrance or Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor on such balance sheet in conformity with GAAP;

(ll)

“Person” includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(mm)	“Premises” means those premises that have been occupied or used, or are occupied or used, by the Target in connection with the Business;

(nn)

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator;

(oo)	“Purchaser Accounting Date” has the meaning set forth in Section 5.13;

(pp)	“Purchaser Disclosure Statement” has the meaning set forth in Article 5;

(qq)

“Purchaser Note Financing” means the $225,000 secured convertible note financing in which the principal amount of each note plus applicable interest thereon may be convertible into units with the same terms as the units to be issued in connection with the Purchaser Private Placement at the election of the holder of the notes;

(rr)

“Purchaser Private Placement” means the private placement of units of the Purchaser at a price $0.40 per unit for gross proceeds of at least $525,000, with each unit consisting of one Purchaser Share, one share purchase warrant (each, a “First Warrant”) and one-half of one share purchase warrant (each whole warrant, a “Second Warrant”). The First Warrant will entitle the subscriber to purchase, for a period of two years from issuance, one additional Purchaser Share at an exercise price of $0.50 per Purchaser Share and each whole Second Warrant will entitle the Subscriber to purchase, for a period of two years from issuance, one additional Purchaser Share at an exercise price of $0.60 per Purchaser Share.

(ss)	“Purchaser SEC Documents” has the meaning set forth in Section 5.12;

(tt)	“Purchaser Shares” means the common shares in the capital of the Purchaser;

(uu)	“Regulation S” means Regulation S promulgated under the Securities Act;

(vv)	“Related Party” means, with respect to a particular individual:

(i)	each other member of such individual’s Family,

(ii)	any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family,

(iii)	any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest, or

(iv)	any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity), and with respect to a specified Person other than an individual:

(v)	any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person,

(vi)	any Person that holds a Material Interest in such specified Person,

(vii)	each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity),

(viii)	any Person in which such specified Person holds a Material Interest,

(ix)	any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and

(x)	any Related Person of any individual described in clause (vi) or (vii).

For purposes of this definition: (A) the “Family” of an individual includes: (i) the individual; (ii) the individual’s spouse; (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree; and (iv) any other natural person who resides with such individual, and (B) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person;

(ww)	“SEC” means the United States Securities and Exchange Commission;

(xx)	“Securities Act” means the United States Securities Act of 1933, as amended;

(yy)

“Shares” means the fully paid and non-assessable common shares in the capital of the Target owned by the Shareholders as set out in Schedule A, being all of the issued and outstanding common shares in the capital of the Target;

(zz)

“Stock Option Plan” means the Stock Option Plan, in the form acceptable to the Target, acting reasonably, to be adopted by the Purchaser on or prior to the Closing Date authorizing the issuance of stock options to purchase up to 6,900,000 Purchaser Shares, being 20% of 34,500,000 Purchaser Shares expected to be outstanding as of the Closing Date (excluding any Purchaser Shares to be issued in connection with the Purchaser Private Placement, the issuance of the Consideration Shares, any securities issued in connection with the Purchaser Note Financing and securities convertible or exercisable thereunder);

(aaa)

“Target Financial Statements” means audited financial statements for the Target for the period from June 19, 2012 through March 31, 2013, including the consolidated balance sheet of the Target as of March 31, 2013 (the “Accounting Date”), together with related consolidated statements of operations, stockholders’ deficit and cash flows, all prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

(bbb)

“Tax” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee;

(ccc)

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax;

(ddd)	“Transaction” means the acquisition by the Purchaser of all of the Shares from the Shareholders in exchange for the issuance of the Consideration Shares to the Shareholders;

(eee)	“Transaction Documents” has the meaning set forth in Section 3.4; and

(fff)	“U.S. Person” has the meaning ascribed thereto in Regulation S.

1.2                    Schedules

The following are the schedules to this Agreement:

Schedule A                    —                    List of Shareholders

Schedule B                    —                    Certificate of U.S. Shareholder

1.3                    Interpretation

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)

all references in this Agreement to a designated Article, Section, subsection, paragraph or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph or other subdivision of, or Schedule to, this Agreement unless otherwise specifically stated;

(b)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

(c)	the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d)

the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)	all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with GAAP, applied on a consistent basis with prior periods;

(f)

except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(g)

where the phrase “to the best of the knowledge of” or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure;

(h)

the headings to the Articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(i)	any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(j)

the parties acknowledge that this Agreement is the product of arm’s length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement;

(k)

the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement; and

(l)

unless otherwise specifically noted, all references to currency in this Agreement and in the Target Financial Statements are or will be to United States Dollars ($). If it is necessary to convert money from another currency to United States Dollars, such money will be converted using the exchange rates in effect at the date of payment.

ARTICLE 2
PURCHASE AND SALE

2.1                    Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, the Purchaser irrevocably agrees to purchase the Shares from the Shareholders and the Shareholders irrevocably agree to sell, assign and transfer the Shares to the Purchaser, free and clear of all Encumbrances, on the terms and conditions herein set forth, in consideration for the issuance by the Purchaser of the Consideration Shares to the Shareholders, such that, at Closing, the Target will become a wholly-owned subsidiary of the Purchaser.

2.2                    Consideration

As consideration for the Shares to be acquired by the Purchaser pursuant to the terms of this Agreement, the Purchaser shall allot and issue the Consideration Shares to the Shareholders in the amount set out opposite each Shareholder’s name in Schedule A, as fully paid and non-assessable Purchaser Shares.

2.3                    Fractional Securities

Notwithstanding any other provision of this Agreement, no fractional Consideration Shares will be issued in the Transaction. In lieu of any such fractional securities, any Shareholder entitled to receive a fractional amount of Consideration Shares will be entitled to have such fraction rounded down to the nearest whole number of applicable Consideration Shares and will receive from the Purchaser a certificate representing same.

2.4                    Restricted Securities

The Shareholders acknowledge that the Consideration Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws.

2.5                    Exemptions

The Shareholders acknowledge that the Purchaser has advised each Shareholder that it is issuing the Consideration Shares to such Shareholder under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to such Shareholder. To evidence each Shareholder’s eligibility for such exemptions, each Shareholder agrees to deliver a fully completed and executed Certificate of U.S. Shareholder in the form attached hereto as Schedule B (the “Certificate”) to the Purchaser, and agrees that the representations and warranties set out in the Certificate as executed by such Shareholder will be true and complete on the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TARGET AND SHAREHOLDER

As of the Closing Date, and except as set forth in the Target Financial Statements or the Disclosure Statement, or as otherwise provided for in any certificate or other instrument delivered pursuant to this Agreement, the Target and the Shareholder make the following representations to the Purchaser and acknowledge and agree that the Purchaser is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Disclosure Statement, in connection with the execution, delivery and performance of this Agreement:

3.1                    Organization and Good Standing

The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purport to own or use, and to perform all of its obligations under any applicable contracts. The Target is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Target.

3.2                    Capitalization

The entire authorized and issued capital stock and other equity securities of the Target are as set out in the Disclosure Statement. All of the issued and outstanding Shares and other securities of the Target are owned of record and beneficially by the Shareholders, free and clear of all Encumbrances. All of the outstanding equity securities of the Target have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of the Target, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. The Target does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no agreements purporting to restrict the transfer of any of the issued and outstanding Shares, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Shares to which the Target is a party or of which the Target or the Shareholder are aware.

3.3                    Absence of Rights to Acquire Securities

Other than as set out in this Agreement, no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:

(a)

to require the Target to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Target;

(b)	for the issue or allotment of any unissued shares in the capital of the Target;

(c)	to require the Target to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Target; or

(d)	to acquire the Shares or any of them.

3.4                    Authority

The Target has all requisite power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Transaction Documents”) to be signed by the Target and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Transaction Documents by the Target and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Target. No other corporate or shareholder proceedings on the part of the Target is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Transaction Documents when executed and delivered by the Target as contemplated by this Agreement will be, duly executed and delivered by the Target and this Agreement is, and the other Transaction Documents when executed and delivered by the Target as contemplated hereby will be, valid and binding obligations of the Target, enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

3.5                    No Conflict

Except as set out in the Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time or both):

(a)

contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Target, or any resolution adopted by the board of directors of the Target or the Shareholders;

(b)

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Target, or any of its respective assets, may be subject;

(c)

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Target or that otherwise relates to the Business of, or any of the assets owned or used by, the Target;

(d)	cause the Purchaser or the Target to become subject to, or to become liable for the payment of, any Tax;

(e)	cause any of the assets owned by the Target to be reassessed or revalued by any taxing authority or other Governmental Body;

(f)

contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract;

(g)	result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Target; or

(h)

require the Target to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.6                    Financial Statements

(a)	The Target Financial Statements:

	(i)	are in accordance with the books and records of the Target;

	(ii)	present fairly the financial condition of the Target as of the respective dates indicated and the results of operations for such periods; and

	(iii)	have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved.

(b)

All material financial transactions of the Target have been accurately recorded in the books and records of the Target and such books and records fairly present the financial position and the affairs of the Target.

(c)

Other than the Bridge Loan and the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, the Target has no material Liabilities or obligations, net of cash, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, that exceed $20,000, which:

	(i)	are not set forth in the Target Financial Statements or have not heretofore been paid or discharged;

	(ii)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to the Purchaser; or

	(iii)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Accounting Date.

(d)

Except to the extent reflected or reserved against in the Target Financial Statements or incurred subsequent to the Accounting Date in the ordinary and usual course of the business of the Target, the Target does not have any outstanding indebtedness or any Liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any Liabilities or obligations incurred in the ordinary and usual course of business since the Accounting Date have not had a Material Adverse Effect on the Target.

(e)	Since the Accounting Date, there have not been:

	(i)	any changes in the condition or operations of the business, assets or financial affairs of the Target which have caused, individually or in the aggregate, a Material Adverse Effect on the Target; or

(ii)

any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser, which has or may cause a Material Adverse Effect on the Target.

(f)	Since the Accounting Date, and other than as contemplated by this Agreement, the Bridge Loan and the documents delivered thereunder or the Loan Fee, the Target has not:

(i)

transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Target Financial Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

	(ii)	incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and Liabilities incurred in the ordinary and usual course of business;

(iii)

issued or sold any shares in its capital or any warrants, bonds, debentures or other corporate securities or issued, granted or delivered any right, option or other commitment for the issue of any such or other securities;

(iv)

discharged or satisfied any Encumbrances, or paid any obligation or liability (fixed or contingent), other than current Liabilities or the current portion of long term liabilities disclosed in the Target Financial Statements or current Liabilities incurred since the date thereof in the ordinary and usual course of business;

(v)

declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of its shares, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of its shares;

	(vi)	made any gift of money or of any assets to any Person;

	(vii)	purchased or sold any assets except in the ordinary and usual course of business;

	(viii)	amended or changed or taken any action to amend or change its Organizational Documents;

(ix)

made payments of any kind to or on behalf of either a Shareholder or any Related Parties of a Shareholder, nor under any management agreement save and except business related expenses and salaries in the ordinary and usual course of business and at the regular rates payable to them;

(x)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Target to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(xi)

made or suffered any amendment or termination of any Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

	(xii)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Effect on the Target;

(xiii)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(xiv)

adopted, or increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Target; or

(xv)	authorized or agreed or otherwise have become committed to do any of the foregoing.

(g)

The Target has no guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities or obligations of any other Person including any obligation to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person.

(h)

The Target is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

3.7                    Subsidiaries

The Target has no wholly-owned or majority owned subsidiaries or material interest in any other Person.

3.8                    Books and Records

The books of account, minute books, stock record books, and other records of the Target are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Target contain accurate and complete records of all meetings held, and corporate action taken by, the respective shareholders, board of directors, and committees of the board of directors of the Target, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target.

3.9                    Title to Personal Property and Encumbrances

The Target possesses, and has good and marketable title to all personal property necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all assets reflected in the Target Financial Statements or acquired since the Accounting Date. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Target is owned by the Target free and clear of all Encumbrances, except as disclosed in the Disclosure Statement.

3.10                  Title to Real Property and Encumbrances

The Target possesses, and has good and marketable title to all real property and leaseholds or other such interests necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all assets reflected in the Target Financial Statements or acquired since the Accounting Date. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material real property and leaseholds are owned or leased by the Target free and clear of all Encumbrances, except as disclosed in the Disclosure Statement. The Target has delivered or made available, or will make available on request, to the Purchaser copies of the deeds and other instruments (as recorded) by which the Target acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Target and relating to such property or interests.

3.11                  Accounts Receivable

All accounts receivable of the Target that are reflected on the balance sheet included in the Target Financial Statements or on the accounting records of the Target as of the Closing Date (collectively, the “Accounts Receivable”) have been recorded by the Target in accordance with its usual accounting practices consistent with prior periods and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best knowledge of the Target and the Shareholder, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet included in the Target Financial Statements or on the accounting records of the Target. The reserve taken for doubtful or bad debtor accounts is adequate based on the past experience of the Target and is consistent with the accounting procedures used in previous fiscal periods. There is nothing which would indicate that such reserves are not adequate or that a higher reserve should be taken. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. The Disclosure Statement contains a complete and accurate list of all Accounts Receivable as of the date of the Financial Statements, which list sets forth the aging of such Accounts Receivable.

3.12                  Material Contracts

The Target has made available all the present outstanding Material Contracts entered into by the Target in the course of carrying on the Business. Except as listed in the Disclosure Statement, the Target is not party to or bound by any other Material Contract, whether oral or written, and the contracts and agreements are all valid and subsisting, in full force and effect and unamended, no material default or violation exists in respect thereof on the part of the Target or, to the best of the knowledge of the Target, on the part of any of the other parties thereto. The Target is not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such contracts or agreements. To the best knowledge of the Target, the continuation, validity, and effectiveness of each Material Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.

3.13                  Tax Matters

(a)

The Target has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to all applicable statutes and other Legal Requirements. The Target has made available to the Purchaser copies of all such Tax Returns filed by the Target. Except as described in the Disclosure Statement, the Target has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Target or for which the Target may be liable.

(b)	All Taxes that the Target is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c)

All Tax Returns filed by (or that include on a consolidated basis) the Target are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Target after the date of this Agreement.

(d)

The Target has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore in the Target Financial Statements for those Taxes not yet due and payable, except for: (i) any Taxes the non-payment of which will not have a Material Adverse Effect on the Target, and (ii) such Taxes, if any, as are listed in the Disclosure Statement and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Target Financial Statements.

(e)

The Target is not presently under, nor has it received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(f)	The Target Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Target.

3.14                  No Agents

The Target warrants to the Purchaser that no broker, agent or other intermediary has been engaged by the Target in connection with the transactions contemplated hereby and, consequently, no commission is payable or due to a third party from the Target.

3.15                  Employee Benefit Plans and Compensation; Employment Matters.

(a)	For purposes of this Section 3.15, the following terms will have the meanings set forth below:

(i)

“Employee Plan” refers to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, and pursuant to which the Target has or may have any material liability contingent or otherwise;

	(ii)	“Employee” means any current, former, or retired employee, officer, or director of the Target; and

	(iii)	“Employee Agreement” refers to each employment, severance, consulting or similar agreement or contract between the Target and any Employee.

(b)	The Target has made available to Purchaser:

(i)

correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used in connection therewith;

(ii)	the most recent annual actuarial valuations, if any, prepared for each Employee Plan;

(iii)	if the Employee Plan is funded, the most recent annual and periodic accounting of the Employee Plan assets; and

(iv)

all communications material to any Employee or Employees relating to the Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Target.

(c)

The Target has performed, in all material respects, all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by another party to any Employee Plan, and all Employee Plans have been established and maintained in all material respects in accordance with their respective terms and in substantial compliance with all Applicable Laws. There are no actions, suits or claims pending, or, to the knowledge of the Target, threatened or anticipated (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan. The Employee Plans can be amended, terminated or otherwise discontinued after the Closing in accordance with their terms, without liability to the Target, the Purchaser or any Affiliate thereof (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or proceedings pending or, to the knowledge of the Shareholder and Target threatened, by any Governmental Body.

(d)

The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under an Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(e)	The Target:

(i)

is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;

	(ii)	has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;

	(iii)	is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing;

(iv)

is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice);

	(v)	has provided the Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that became due and payable through the date of the Agreement; and

(vi)

represents that in the last three (3) years, no citation has been issued by any federal, state or provincial occupational safety and health board or agency against them and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving them has been filed or is pending or, to their knowledge, threatened, against them under any federal, state or provincial occupational safety and health board or any other Applicable Law relating to occupational safety and health.

(f)

No work stoppage, labour strike or other “concerted action” involving Employees against the Target is pending or, to the knowledge of the Target, threatened. The Target is not involved in nor, to the knowledge of the Target, threatened with, any labour dispute, grievance, or litigation relating to labour, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Target. The Target is not presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees and no collective bargaining agreement is being negotiated. There are no activities or proceedings of a labour union to organize any of the Employees.

(g)

Except as described in the Disclosure Statement and except for claims by Employees under any applicable workers’ compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect on the Target, there are no complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Target, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Target under or in respect of any employment legislation. The Disclosure Statement lists all Employees in respect of whom of the Target has been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers’ compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Target and all levies, assessments and penalties made against the Target pursuant to workers’ compensation or similar legislation have been paid. The Target is not aware of any audit currently being performed by any workers compensation or similar authority, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of former employees or employees listed on the Disclosure Statement have been made.

3.16                  Consents

Except as set forth in the Disclosure Statement, no authorization, approval, order, license, permit or consent of any Governmental Body, regulatory body, agency, other authority or any Person, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by the Target with any such Governmental Body, regulatory body or agency or court is required in order for the Target to:

(a)	consummate the transactions contemplated by this Agreement;

(b)	execute and deliver all of the documents and instruments to be delivered by the Shareholders under this Agreement;

(c)	duly perform and observe the terms and provisions of this Agreement; or

(d)	render this Agreement legal, valid, binding and enforceable.

3.17                  Compliance with Legal Requirements

Except as set forth in the Disclosure Statement:

(a)	the Target is, and at all times has been, in full compliance with all of the terms and requirements of each governmental authorization required for the operation of the Business;

(b)

no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any governmental authorization required for the operation of the Business or may result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any governmental authorization required for the operation of the Business;

(c)

the Target has not received, except as set forth in the Disclosure Statement, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any governmental authorization, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any governmental authorization; and

(d)

all applications required to have been filed for the renewal of the governmental authorizations required for the operation of the Business have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such governmental authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

3.18                  Legal Proceedings

(a)	Other than as set forth in the Disclosure Statement, there is no pending Proceeding:

	(i)	that has been commenced by or against the Target or that otherwise relates to or may affect the Business, or any of the assets owned or used by, the Target; or

	(ii)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b)

To the knowledge of the Target and Shareholder, no Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(c)	Except as set forth in the Disclosure Statement:

	(i)	there is no Order to which either of the Target, the Business, or any of the assets owned or used by either of them, is subject; and

(ii)

no officer, director, agent, or employee of the Target is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business.

3.19                  Insurance

(a)	Except as set forth in the Disclosure Statement, all insurance policies to which the Target is a party or that provides coverage to the Target, or to any director or officer of the Target:

	(i)	are valid, outstanding, and enforceable;

	(ii)	are issued by an insurer that is financially sound and reputable;

	(iii)	taken together, provide adequate insurance coverage for the assets and the operations of the Target for all risks normally insured against by a Person carrying on the same business as the Target;

	(iv)	are sufficient for compliance with all Legal Requirements and contracts to which the Target is a party or by which is bound;

	(v)	will continue in full force and effect following the consummation of the transactions contemplated herein; and

	(vi)	do not provide for any retrospective premium adjustment or other experienced- based liability on the part of the Target.

(b)

The Target has not received: (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(c)

The Target has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Target is a party or that provides coverage to the Target or any director thereof.

(d)	The Target has given prompt notice to its insurers of all claims or possible claims that may be insured by any of its respective policies.

3.20                  Indebtedness to Target

Except for: (a) the payment of salaries and reimbursement for out-of-pocket expenses in the ordinary and usual course, or (b) amounts disclosed in the Disclosure Statement or the Target Financial Statements, the Target is not indebted to the Shareholders, any Related Party of the Shareholders or any directors, officers or employees of the Target, on any account whatsoever.

3.21                  Certain Payments

Since the Accounting Date, neither the Target nor any director, officer, agent, or employee of the Target, nor any other Person associated with or acting for or on behalf of the Target, has directly or indirectly:

(a)	made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:

(i)	to obtain favorable treatment in securing business,

(ii)	to pay for favorable treatment for business secured,

(iii)	to obtain special concessions or for special concessions already obtained, for or in respect of the Target or any Related Party of the Target, or

(iv)	in violation of any Legal Requirement; or

(b)	established or maintained any fund or asset that has not been recorded in the books and records of the Target.

3.22                  Undisclosed Information

(a)

The Target does not have any specific information relating to the Target which is not generally known or which has not been disclosed to the Purchaser and which could reasonably be expected to have a Material Adverse Effect on the Target.

(b)

No representation or warranty of the Target in this Agreement and no statement in the Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.23                  Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Target pursuant hereto or in connection with the transactions contemplated by this Agreement will be deemed to be representations and warranties of the Target hereunder.

3.24                  Survival

The representations and warranties of the Target and Shareholder hereunder will survive the Closing for a period of 2 years from the Closing Date.

3.25                  Reliance

The Target acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the right to indemnification hereunder.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF SHAREHOLDERS

4.1                    As of the date hereof and as at the Closing Date, each of the Shareholders, as applicable, acknowledges, represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such acknowledgements, representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser, as follows:

(a)

Each Shareholder is the registered and beneficial owner of the number of Shares listed next to his, her or its name in Schedule A to this Agreement free and clear of all Encumbrances, and each Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of, the Target; and

(b)

Each Shareholder has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the beneficial title and ownership of its respective Shares to the Purchaser.

4.2                    Except as provided for in this Agreement, each Shareholder is agreeing to waive all rights held by such Shareholder under prior agreements, including shareholder agreements, pertaining to the Shares held by such Shareholder and the Shareholder will remise, release and forever discharge the Purchaser and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to the Shareholder under any such prior agreements.

4.3                    The representations and warranties of the Shareholders hereunder will survive the Closing and the issuance of the Consideration Shares and, notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Target will (except where otherwise specifically provided in this Agreement) survive the Closing and will continue in full force and effect indefinitely.

4.4                    The Shareholders acknowledge and agree that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the right to indemnification hereunder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As of the Closing Date and except as set forth in the disclosure statement signed and dated by the Purchaser and delivered by the Purchaser to the Target on the date of this Agreement (the “Purchaser Disclosure Statement”) or as otherwise provided for in any certificate or other instrument delivered pursuant to this Agreement, the Purchaser makes the following representations to the Target and the Purchaser acknowledges that the Target is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Purchaser Disclosure Statement, in connection with the execution, delivery and performance of this Agreement, as follows:

5.1                    Organization and Good Standing

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable contracts. The Purchaser is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Purchaser.

5.2                    Capitalization

The entire authorized capital stock of the Purchaser consists of 1,125,000,000 Purchaser Shares with a par value of $0.001 per share of which 109,500,000 Purchaser Shares are currently issued and outstanding. On Closing, and: (a) excluding the Consideration Shares; (b) excluding the Purchaser Shares to be issued in the Purchaser Private Placement; and (c) excluding conversions under the Purchaser Note Financing, there will be 34,500,000 Purchaser Shares issued and outstanding. All of the outstanding equity securities of the Purchaser have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of the Purchaser, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. The Purchaser does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no agreements purporting to restrict the transfer of any of the issued and outstanding Purchaser Shares, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Purchaser Shares to which the Purchaser is a party or of which the Purchaser is aware.

5.3                    Absence of Rights to Acquire Securities

Except as set out in this Agreement and the Purchaser Disclosure Statement, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, board of director’s resolutions, shareholders’ resolutions or commitments obligating the Purchaser to issue any additional Purchaser Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any Purchaser Shares.

5.4                    Authority

The Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Purchaser and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Purchaser. No other corporate or shareholder proceedings on the part of the Purchaser are necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies; and

(c)	as limited by public policy.

5.5                    Validity of Consideration Shares Issuable upon the Transaction

The Consideration Shares to be issued to the Shareholders at Closing will, upon issuance, have been duly and validly authorized and, the Consideration Shares when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.6                    Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien, security interest, charge or Encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;

(b)	violate any provision of the Organizational Documents of the Purchaser or any Applicable Laws; or

(c)	violate any Order, writ, injunction, decree, statute, rule, or regulation of any court or Governmental Body applicable to the Purchaser or any of its material property or assets.

5.7                    Subsidiaries

The Purchaser has no wholly-owned or majority owned subsidiaries or material interest in any other Person.

5.8                    Books and Records

The books of account, minute books, stock record books, and other records of the Purchaser are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Purchaser contain accurate and complete records of all meetings held, and corporate action taken by, the respective shareholders, board of directors, and committees of the board of directors of the Purchaser, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Purchaser.

5.9                    Actions and Proceedings

Except as disclosed in the Purchaser SEC Documents, to the best knowledge of the Purchaser, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or Proceeding by or before any court, arbiter, administrative agency or other Governmental Body now outstanding or pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser which involves any of the business, property or assets of the Purchaser that, if adversely resolved or determined, would have a Material Adverse Effect on the Purchaser. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Purchaser.

5.10                  Compliance

(a)

To the best knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any Applicable Laws related to the business or operations of the Purchaser.

(b)

To the best knowledge of the Purchaser, the Purchaser is not subject to any judgment, Order or decree entered in any lawsuit or Proceeding applicable to its business and operations that would have a Material Adverse Effect on the Purchaser.

(c)

The Purchaser has duly filed all reports and returns required to be filed by it with Governmental Bodies and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of the Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

5.11                  Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or Governmental Body or any other Person is necessary for the consummation by the Purchaser of the transactions contemplated herein or to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.12                  SEC Filings

The Purchaser has furnished or made available to the Shareholders a true and complete copy of each report, schedule and registration statement filed by the Purchaser with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Purchaser SEC Documents”). As of their respective dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents. The Purchaser SEC Documents constitute all of the documents and reports that the Purchaser was required to file with the SEC and the rules and regulations promulgated thereunder by the SEC. The SEC has not initiated any inquiry, investigation or Proceeding in respect of the Purchaser and the Purchaser is not aware of any event and does not have any information which would result in the SEC initiating an inquiry, investigation or Proceeding or otherwise affect the registration of the Purchaser Shares.

5.13                  Financial Representations

Included with the Purchaser SEC Documents are true, correct, and complete copies of audited consolidated balance sheets for the Purchaser dated as of August 31, 2012 and 2011 (the “Purchaser Accounting Date”), together with related statements of income, cash flows, and changes in shareholders’ equity for the fiscal years then ended (collectively, the “Purchaser Financial Statements”). The Purchaser Financial Statements:

(a)	are in accordance with the books and records of the Purchaser;

(b)	present fairly the financial condition of the Purchaser as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

The Purchaser has not received any advice or notification from its independent certified public accountants that the Purchaser has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Purchaser Financial Statements or the books and records of the Purchaser, any properties, assets, Liabilities, revenues, or expenses. The books, records and accounts of the Purchaser accurately and fairly reflect, in reasonable detail, the assets and Liabilities of the Purchaser. The Purchaser has not engaged in any transaction, maintained any bank account, or used any funds of the Purchaser, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Purchaser.

5.14                  Absence of Undisclosed Liabilities

The Purchaser has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, other than: (a) as set out in the Purchaser Financial Statements; (b) payments contemplated by this Agreement to be made by the Purchaser at Closing, (c) reasonable accounting and legal fees of the Purchaser incurred in connection with the Transaction; and (d) amounts owed with respect to the Purchaser Note Financing.

5.15                  Tax Matters

(a)	As of the date hereof:

(i)

the Purchaser has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to it, and

	(ii)	all such returns are true and correct in all material respects.

(b)

The Purchaser has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non- payment of which will not have a Material Adverse Effect on the Purchaser.

(c)

The Purchaser is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate Governmental Body.

(e)

To the best knowledge of the Purchaser, the Purchaser Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Purchaser for the accounting period ended on the Purchaser Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Purchaser Accounting Date or for which the Purchaser is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Purchaser Financial Statements.

5.16                  Absence of Changes

Since the Purchaser Accounting Date, except as disclosed in the Purchaser Disclosure Statement or the Purchaser SEC Documents and except as contemplated in this Agreement, the Purchaser has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien or Encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any Material Adverse Effect to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Purchaser to any mortgage, Lien, pledge, security interest, conditional sales contract or other Encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of the Purchaser Shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of the Purchaser Shares;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

5.17                  Absence of Certain Changes or Events

Since the Purchaser Accounting Date, except as and to the extent disclosed in the Purchaser SEC Documents, there has not been:

(a)	a Material Adverse Effect with respect to the Purchaser; or

(b)	any material change by the Purchaser in its accounting methods, principles or practices.

5.18                  Personal Property

There are no material equipment, furniture, fixtures or other tangible personal property and assets owned or leased by the Purchaser, except as disclosed in the Purchaser SEC Documents. The Purchaser possesses, and has good and marketable title to all property necessary for the continued operation of the business of the Purchaser as presently conducted and as represented to the Shareholders. All such property is used in the business of the Purchaser. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Purchaser are owned by the Purchaser free and clear of all Liens, security interests, charges, Encumbrances and other adverse claims, except as previously disclosed to the Shareholders or as disclosed in the Purchaser SEC Documents.

5.19                  Employees and Consultants

To the best knowledge of the Purchaser, no employee of the Purchaser is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with the Purchaser or any other nature of the business conducted or to be conducted by the Purchaser.

5.20                  Real Property

The Purchaser does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Purchaser Leases”) to which the Purchaser is a party or is bound, as disclosed in writing to the Shareholders or as disclosed in the Purchaser SEC Documents, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by the Purchaser pursuant to any such Purchaser Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Purchaser Leases. The Purchaser Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. The Purchaser has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Purchaser Leases or the leasehold property pursuant thereto.

5.21                  Material Contracts and Transactions

Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments or understandings, whether written or oral, express or implied, contingent, fixed or otherwise, to which the Purchaser is a party (the “Purchaser Contracts”), except as previously disclosed to the Shareholders or as disclosed in the Purchaser SEC Documents. The Purchaser has made available to the Shareholders each Purchaser Contract. Each Purchaser Contract is in full force and effect, and there exists no material breach or violation of or default by the Purchaser under any Purchaser Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Purchaser Contract by the Purchaser. To the best knowledge of the Purchaser, the continuation, validity and effectiveness of each Purchaser Contract will in no way be affected by the consummation of the Transaction. There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Purchaser Contract.

5.22                  Certain Transactions

Except as previously disclosed to the Shareholders or as disclosed in the Purchaser SEC Documents, the Purchaser is not a guarantor or indemnitor of any indebtedness of any Person.

5.23                  Listing and Maintenance Requirements

The Purchaser is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA to the effect that the Purchaser’s quotation, listing or maintenance on the OTC Bulletin Board is or may be terminated or suspended. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the Purchaser Shares or prohibiting the issuance of the Consideration Shares to be delivered hereunder, and, to the Purchaser’s knowledge, no Proceedings for such purpose are pending or threatened.

5.24                  No Agents

The Purchaser warrants to the Shareholders that no broker, agent or other intermediary has been engaged by the Purchaser in connection with the transactions contemplated hereby, and consequently, no commission is payable or due to a third party from the Purchaser.

5.25                  Undisclosed Information

(a)

The Purchaser does not have any specific information relating to the Purchaser which is not generally known or which has not been disclosed to the Shareholders and which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

(b)

To the Purchaser’s knowledge, no representation or warranty of the Purchaser in this Agreement and no statement in the Purchaser Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

5.26                  Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.

5.27                  Survival

The representations and warranties of the Purchaser hereunder will survive for a period of 2 years from the Closing Date.

5.28                  Reliance

The Purchaser acknowledges and agrees that the Target and the Shareholders have entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Target or the Shareholders, and that no information which is now known or should be known or which may hereafter become known by the Target or the Shareholders or their respective professional advisers, on the Closing Date, will limit or extinguish the right to indemnification hereunder.

ARTICLE 6
CLOSING

6.1                    Closing Date and Location

The transactions contemplated by this Agreement will be completed at 10:00 a.m. (Pacific Time) on the Closing Date, at such other location and time as is mutually agreed to by the Purchaser and the Shareholders. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Purchaser and the Shareholders, provided such undertakings are satisfactory to each party’s respective legal counsel.

6.2                    Target and Shareholders Closing Documents

On the Closing Date, the Target and the Shareholders will deliver, or cause to be delivered, to the Purchaser the documents set forth in Section 7.1 and such other documents as the Purchaser may reasonably require to perfect the transactions contemplated hereby.

6.3                    Purchaser Closing Documents

On the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Target the documents set forth in Section 8.1 and such other documents as the Target may reasonably require to effect the transactions contemplated hereby.

ARTICLE 7
PURCHASER’S CONDITIONS PRECEDENT

7.1                    Purchaser’s Conditions

The obligation of the Purchaser to complete the transactions contemplated by this Agreement will be subject to the satisfaction of, or compliance with, at or before the Closing Date, of the conditions precedent set forth below. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser in its discretion:

(a)

the representations and warranties of the Target, Shareholder and each of the Shareholders set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date and with the same effect as if made at and as of the Closing Date;

(b)	the Target and the Shareholders will have performed and complied with all of their respective material obligations, covenants and agreements required hereunder;

(c)

this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser, will have been executed and delivered to the Purchaser;

(d)

the Purchaser will be reasonably satisfied that its due diligence, analysis and other customary examinations that it has performed regarding the financial position of and the business of the Target are consistent, in all material respects, with the representations and warranties of the Target and the Shareholders set forth in this Agreement;

(e)

no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or Proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement;

(f)

no claim will have been asserted or made that any Person (other than the Purchaser or the Shareholders) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares, or any other voting, equity, or ownership interest in, the Target, or (other than the Shareholders) is entitled to all or any portion of the Consideration Shares;

(g)	no Material Adverse Effect will have occurred with respect to the Business or the Shares;

(h)

all consents, renunciations, authorizations or approvals of third parties, which, in the Purchaser’s reasonable opinion must be obtained prior to the Closing in order to give effect to the purchase of the Shares and the other transactions contemplated herein, must be obtained to the Purchaser’s satisfaction or in accordance with the relevant agreements, covenants or applicable law;

(i)

on the Closing Date, the Target’s total Liabilities shall not exceed $20,000 excluding the Bridge Loan, any credit facility against inventory or receivables of the Target, any related party loans and any deferred compensation; and

(j)	the Purchaser will have received from the Target, the following closing documentation:

(i)

a certified copy of resolutions of the directors of the Target approving the entry into and the Closing of this Agreement, authorizing the transfer of the Shares to the Purchaser, the registration of the Shares in the name of the Purchaser, the issue of one or more share certificates representing the Shares registered in the name of the Purchaser and all other matters contemplated by this Agreement;

(ii)

a certificate executed by an officer of the Target certifying that the representations and warranties of the Target set forth in this Agreement are true and correct in all material respects as at the Closing Date;

(iii)	a copy of the Target Financial Statements from the Target and the Purchaser and its accountants will be reasonably satisfied with their review of the Target Financial Statements;

(iv)	from each Shareholder, a duly executed Certificate;

(v)	from each applicable Shareholder, duly executed stock option agreements in the amounts set out in Schedule A;

(vi)	duly executed consents to act from two nominees of the Target;

(vii)	a certified copy of the central securities register of the Target evidencing the Purchaser as the sole registered owner of the Shares;

(viii)

all such instruments of transfer, duly executed, which in the opinion of the Purchaser acting reasonably are necessary to effect and evidence the transfer of the Shares to the Purchaser free and clear of all Encumbrances; and

(ix)	the corporate minute books and all other books and records of the Target.

7.2                    Waiver/Survival

The conditions set forth in this Article 7 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the transactions contemplated by this Agreement will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Target, Shareholder and the Shareholders in this Agreement, and the representations and warranties of the Target, Shareholder and the Shareholders in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Sections 3.24 and 4.3, as applicable.

7.3                    Covenant of the Target and the Shareholders

The Target and the Shareholders covenant to deliver all of the closing documentation set out in Section 7.1.

ARTICLE 8
TARGET’S CONDITIONS PRECEDENT

8.1                    Target’s Conditions

The obligation of the Target and the Shareholders to complete the transactions contemplated by this Agreement will be subject to the satisfaction of, or compliance with, at or before the Closing Date, of the conditions precedent set forth below. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Target and may be waived by the Target in its discretion:

(a)

the representations and warranties of the Purchaser set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date and with the same effect as if made at and as of Closing;

(b)	the Purchaser will have performed and complied with all of the obligations, covenants and agreements to be performed and complied with by it hereunder;

(c)

this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the transactions contemplated hereby, all in form and substance satisfactory to the Target will have been executed and delivered to the Target;

(d)	the Target and its accountants will be reasonably satisfied with their review of the Purchaser Financial Statements;

(e)

no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement;

(f)	no Material Adverse Effect will have occurred with respect to the business of the Purchaser;

(g)

all consents, renunciations, authorizations or approvals of third parties, which, in the Target’s reasonable opinion are necessary to give effect to the transactions contemplated herein, must be obtained to the Target’s satisfaction or in accordance with the relevant agreements, covenants or applicable law;

(h)

the Purchaser will have closed the Purchaser Private Placement for net proceeds of at least $525,000, the proceeds of which will result in at least $525,000 being available to the Target for working capital purposes (assuming neither the Bridge Loan nor the notes issued pursuant to the Purchaser Note Financing are repaid from the proceeds of the Purchaser Private Placement);

(i)

the holder of the $225,000 secured convertible notes issued under the Purchase Note Financing will have converted all of the principal amount of each note and applicable interest thereon into units of the Purchaser.

(j)

the Purchaser shall have no more than 34,500,000 Purchaser Shares outstanding as of the Closing Date ((i) excluding the Consideration Shares; (ii) excluding the Purchaser Shares to be issued in the Purchaser Private Placement; (iii) excluding conversions under the Purchaser Note Financing; (iv) any securities issued in connection with the Purchaser Private Placement and the Purchaser Note Financing and securities convertible or exercisable thereunder);

(k)	the Target will have received from the Purchaser, the following closing documentation:

(i)

a certified copy of resolutions of the directors of the Purchaser approving the entry into and Closing of this Agreement, authorizing the issuance of the Consideration Shares, the appointment of nominee directors and executive officers as directed by the Target, the issuance of securities and the closing of the Purchaser Private Placement, the approval of the Transaction Documents and all other matters contemplated by this Agreement;

(ii)

a certificate executed by an officer of the Purchaser certifying that the representations and warranties of the Purchaser set forth in this Agreement are true and correct in all material respects as at the Closing Date;

(iii)	from the Purchaser, duly executed stock option agreements in the amounts set out in Schedule A; and

(iv)	share certificates in the name of the Shareholders evidencing ownership of the Consideration Shares.

8.2                    Waiver/Survival

The conditions set forth in this Article 8 are for the exclusive benefit of the Target and the Shareholders and may be waived by the Target and the Shareholders in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the transactions contemplated by this Agreement by the Target and the Shareholders will not prejudice or affect in any way the rights of the Target and the Shareholders in respect of the warranties and representations of the Purchaser set forth in this Agreement, and the representations and warranties of the Purchaser in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Section 5.27.

8.3                    Covenant of the Purchaser

The Purchaser covenants to deliver all of the closing documentation set out in Section 8.1.

ARTICLE 9
CONDUCT OF BUSINESS PRIOR TO CLOSING

9.1                    Conduct

Except as otherwise contemplated or permitted by this Agreement, the Bridge Financing, or as set forth in the Disclosure Statement, during the period from the date of this Agreement to the Closing Date, the Target will do the following:

(a)	conduct the Business in the ordinary and usual course and in a continuous fashion and will not, without the prior written consent of the Purchaser:

	(i)	enter into any transaction which would constitute a breach of the Target’s, Shareholder’s or Shareholders’ representations, warranties or agreements contained herein,

(ii)

increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees, officers or directors or make any increase in, or any addition to, other benefits to which any of its Employees, officers or directors may be entitled,

(iii)

create, incur, assume or guarantee any indebtedness for money borrowed, or mortgaged or pledged by the Target or a third party, and will not subject any of the material assets or properties of the Target to any mortgage, lien, pledge, security interest, conditional sales contract or other Encumbrance related to any such indebtedness for money borrowed,

(iv)

declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of the Target’s capital shares or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Target’s capital shares or equity securities, or

(v)	pay any amount (other than salaries in the ordinary course of business) to any Related Party of the Target or the Shareholders;

(b)	comply with all laws affecting the operation of the Business and pay all required Taxes;

(c)

not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant or other obligation of the Target or the Shareholders contained herein;

(d)

use commercially reasonable efforts to preserve intact the Business and the assets, operations and affairs of the Target and carry on the Business and the affairs of the Target substantially as currently conducted, and use commercially reasonable efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Target;

(e)

take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement;

(f)	otherwise respond reasonably promptly to reasonable requests from the Purchaser for information concerning the status of the Business, operations, and finances of the Target; and

(g)	comply with the provisions of Article 10 of this Agreement.

ARTICLE 10
ADDITIONAL COVENANTS OF THE PARTIES

10.1                  Board of Directors of the Purchaser

On or prior to the Closing Date, the current directors of the Purchaser will adopt resolutions appointing two (2) nominees of the Target and one (1) nominee of the Purchaser to the board of directors of the Purchaser and accepting the resignation of Woods from the board of directors of the Purchaser, which appointments and resignation will be effective on the later of the Closing Date or ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

10.2                  Officers of the Purchaser

On or prior to the Closing Date, the board of directors of the Purchaser will adopt resolutions appointing nominees of the Target as officers of the Purchaser and will accept the resignation of Woods as officer of the Purchaser, which appointments and resignation will be effective on Closing.

10.3                  Target Financial Statements

The Target has, or will prior to the Closing Date have, delivered the Target Financial Statements to the Purchaser.

10.4                  Stock Option Plan and Incentive Shares

At or prior to Closing, the Purchaser will adopt the Stock Option Plan and the Purchaser and each of the Shareholders identified in Schedule A will enter into a stock option agreement for the number of stock options set out in Schedule A to grant such number of stock options provided each grant is exempted from Applicable Securities Laws. The Target acknowledges and agrees that subsequent to Closing, the Purchaser intends to issue up to 5,000,000 Purchaser Shares in order to build an advisory board, attract additional management and directors and incentivize sponsors and promoters of the Business.

10.5                  Notification of Financial Liabilities

The Shareholders and the Target will immediately notify the Purchaser in accordance with Section 14.4 hereof, if the Target receives any advice or notification from its independent certified public accountants that the Target has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of the Target, any properties, assets, Liabilities, revenues, or expenses.

10.6                  Consents

The parties covenant and agree that they will use commercially reasonable efforts to obtain the consents, renunciations and approvals of third parties which are necessary to the completion of the transactions contemplated by this Agreement, provided that such consents, renunciations or approvals may be validly given by such third parties in accordance with relevant agreements, covenants or applicable law.

10.7                  Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to Article 12, the Shareholders and the Target (through their advisors, directors, bankers, employees, shareholders, agents or otherwise) will not, directly or indirectly:

(a)

solicit, initiate, encourage, facilitate or discuss any proposition, offer, inquiry, submission or proposal from any other Person concerning the purchase of whatever part of the issued and outstanding Shares, other securities, significant elements of assets of the Target or any merger, reorganization, arrangement, capitalization or any other form of business merger implicating, directly or indirectly, the Target or the Business (a “Proposed Transaction”); or

(b)	enter into any agreement, discussions or negotiations with any Person, company or other entity with respect to a Proposed Transaction.

The Target and the Shareholders will inform the Purchaser of all propositions, offers, bids or information requests that they might receive regarding a Proposed Transaction and must provide the Purchaser with all relevant information in their possession.

10.8                  Access for Investigation

(a)	Between the date of this Agreement and the Closing Date, the Target will:

(i)

afford the Purchaser, the Purchaser’s solicitors and the Purchaser’s representatives, advisors, prospective lenders and their representatives (collectively, the “Purchaser’s Advisors”) full and free access to the Target’s personnel, properties, contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Business;

(ii)	furnish the Purchaser and the Purchaser’s Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Purchaser may reasonably request; and

(iii)	furnish the Purchaser and the Purchaser’s Advisors with such additional financial, operating, and other data and information, as the Purchaser may reasonably request.

(b)	Between the date of this Agreement and the Closing Date, the Purchaser will:

(i)

afford the Target and the Shareholders and their respective representatives, legal and advisors and prospective lenders and their representatives (collectively, the “Shareholders’ Advisors”) full and free access to the Purchaser’s personnel, properties, contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Purchaser’s business;

	(ii)	furnish the Shareholders and the Shareholders’ Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Shareholders may reasonably request; and

	(iii)	furnish the Shareholders and the Shareholders’ Advisors with such additional financial, operating, and other data and information, as the Shareholder may reasonably request.

10.9                  Required Approvals

(a)

As promptly as practicable after the date of this Agreement, the Target will make all filings required by Legal Requirements to be made by it in order to consummate the transactions contemplated herein. Between the date of this Agreement and the Closing Date, the Target and the Shareholders will cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by Legal Requirements to make in connection with the transactions contemplated herein.

(b)

As promptly as practicable after the date of this Agreement, the Purchaser will make all filings required by Legal Requirements to be made by it in order to consummate the transactions contemplated herein. The Purchaser will: (i) provide the Shareholders with copies of all correspondence with Governmental Bodies relating to such Legal Requirements, (ii) allow the Target and Shareholders to participate on all discussions or meetings (whether in person or via phone or other technology) with Governmental Bodies relating to such Legal Requirements, and (iii) provide the Target and the Shareholders with reasonable notice of each of the foregoing, and a reasonable opportunity to participate in the process where appropriate.

10.10                Notification

Between the date of this Agreement and the Closing Date, each of the parties hereto will promptly notify the other parties hereto in writing if any such party becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties set forth herein, as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Statement if the Disclosure Statement were dated the date of the occurrence or discovery of any such fact or condition, the Target and the Shareholders will promptly deliver to the Purchaser a supplement to the Disclosure Statement specifying such change. During the same period, each party hereto will promptly notify the other parties hereto of the occurrence of any breach of any covenant set forth herein or of the occurrence of any event that may make the satisfaction of the conditions set forth herein impossible or unlikely.

10.11                Best Efforts

Between the date of this Agreement and the Closing Date, the parties will use their best efforts to cause the conditions contained in this Agreement to be satisfied.

10.12                Disclosure of Confidential Information

(a)

Until the Closing Date and, if this Agreement is terminated without consummation of the transactions contemplated herein, then after such termination, the Purchaser, the Target and each of the Shareholders will maintain in confidence, will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, and will not use to the detriment of another party or divulge to any third parties, other than their respective legal and financial advisors, auditors, representatives and any other Governmental Bodies having jurisdiction, any confidential written, oral, or other information obtained during the course of the investigations in connection with this Agreement or the transactions contemplated herein, unless:

	(i)	such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

(ii)

the use of such information is necessary or appropriate pursuant to the rules of any stock exchange or in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein; or

	(iii)	the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

10.13                Public Notices

The parties agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

ARTICLE 11
POST-CLOSING COVENANTS

11.1                  Purchaser Name Change

Immediately following the Closing Date, the Purchaser shall effect a name change with the Secretary of State of the State of Nevada to change its name from “Global Lines Inc.” to “Alkaline Water Company Inc.” or such other name as determined by the Target in accordance with applicable corporate and securities laws.

ARTICLE 12
TERMINATION

12.1                  Termination

This Agreement may be terminated at any time prior to the Closing Date by:

(a)	mutual agreement of the Purchaser and the Target;

(a)

the Purchaser, if there has been a material breach by the Target, or a Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Target or a Shareholder that is not cured, to the reasonable satisfaction of the Purchaser, within ten (10) business days after notice of such breach is given by the Purchaser (except that no cure period will be provided for a breach by the Target, or a Shareholder that, by its nature, cannot be cured);

(b)

the Target, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured, to the reasonable satisfaction of the Target and the Shareholders within ten (10) business days after notice of such breach is given by the Target or the Shareholders (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured);

(c)

the Purchaser or the Target if any permanent injunction or other order of a Governmental Body of competent authority preventing the consummation of the transaction contemplated by this Agreement has become final and non-appealable; or

(d)	if the transactions contemplated herein have not been consummated prior to the Closing Date, unless otherwise extended by the written agreement of the parties hereto.

12.2                  Effect of Termination

In the event of the termination of this Agreement as provided in Section 12.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations under this Agreement.

ARTICLE 13
INDEMNITIES

13.1                  Agreement of the Purchaser to Indemnify

The Purchaser will indemnify, defend, and hold harmless, to the full extent of the law, the Target, the Shareholder and the Shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Target, or the Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the material breach by the Purchaser of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the material breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

13.2                  Agreement of the Target and the Shareholders to Indemnify

The Target and the Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of:

(a)

the material breach by the Target and/or a Shareholder of any representation or warranty of the Target and/or a Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the material breach or partial breach by the Target and/or a Shareholder of any covenant or agreement of the Target or a Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

13.3                  Third Party Claims

(a)

If any third party notifies a party entitled to indemnification under Section 13.1 or 13.2 (each an “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) which may give rise to an indemnity claim against a party required to indemnify such Indemnified Party under Section 13.1 or 13.2 (each an “Indemnifying Party”), then the Indemnified Party will promptly give written notice to Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 13, except to the extent such delay actually and materially prejudices the Indemnifying Party.

(b)

The Indemnifying Party will be entitled to participate in the defense of any Third-Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 13.3(a). In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party elects to assume the defense of such Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) if the Indemnifying Party is a party to the Third-Party Claim or, in the reasonable opinion of the indemnified Party some other actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party, the Indemnified Party determines in good faith that joint representation would not be inappropriate, (iv) the Third-Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action, (v) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be materially adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (vi) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third-Party Claim.

(c)

The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement: (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of the Indemnified Party from all liabilities arising or relating to, or in connection with, the Third-Party Claim and (iii) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and has no effect on any other claims that may be made against the Indemnified Party.

(d)

If the Indemnifying Party does not deliver the notice contemplated by Section 13.3(b)(i), or the evidence contemplated by Section 13.3(b)(ii), within fifteen days after the Indemnified Party has given notice of the Third-Party Claim, or otherwise at any time fails to conduct the defense of the Third-Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third-Party Claim pursuant to this Section 13.3(d), the Indemnifying Party will (i) advance the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses) and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Article 13.

13.4                  Exclusive Remedy

After the Closing, this Article 13 shall be the sole and exclusive remedy for any inaccuracy of any representation and warranty, or breach of any covenant obligation, made in connection with this Agreement.

ARTICLE 14
GENERAL

14.1                  Expenses

All costs and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

14.2                  Indemnifications Not Affected by Investigation

The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

14.3                  Assignment

No parties to this Agreement may assign any of their respective rights under this Agreement without the prior consent of each of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of each of the parties, as applicable. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns, as applicable.

14.4                  Notices

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to the Purchaser:

The Alkaline Water Company Inc.
16400 Collins Avenue, Unit 1242
Sunny Isles Beach, FL, 33160

Attention:                  Stephen Rolls
Telephone:                (954) 889-7573

With a copy to:

Clark Wilson LLP
900 – 885 West Georgia Street
Vancouver, BC Canada, V6C 3H1

Attention:                  Virgil Z. Hlus
Telephone:                (604) 687-5700
Facsimile:                   (604) 687-6314

If to the Shareholders or to the Target:

Alkaline Water Corp.
14301 North 87 Street, Suite 301
Scottsdale, AZ 85260

Attention:                  Steven P. Nickolas
Telephone:                 480-272-7290
Facsimile:                   480-272-7275

With a copy to:

Neil W. Thomson, Esq.
361 East Coronado, Suite 101
Phoenix, AZ 85004.

Telephone:                 (602) 422-9200
Facsimile:                   (602) 422-9201

(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.5                  Governing Law; Venue

This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the State of Nevada without regard to applicable choice of law provisions thereof. The parties hereto agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in a suitable court located in the State of Nevada and each party hereto irrevocably submits to the exclusive jurisdiction of those courts.

14.6                  Severability

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

14.7                  Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

14.8                  Further Assurances

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

14.9                  Enurement

This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, as applicable.

14.10                Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

14.11                Schedules and Disclosure Statements

The schedules attached, the Disclosure Statement and the Purchaser Disclosure Statement provided pursuant to this Agreement are incorporated herein.

14.12                Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

WITNESSED BY:	)
	)	ALKALINE WATER CORP.
)
Name	)
	)	Per: /s/ Steven P. Nicholas
Address	)	Authorized Signatory
)
)
)
Occupation	)

WITNESSED BY:	)
	)	THE ALKALINE WATER COMPANY INC.
)
Name	)
	)	Per: /s/ Stephen Rolls
Address	)	Authorized Signatory
)
)
)
Occupation	)

WITNESSED BY:	)
	)	WIN INVESTMENTS, LLC
)
Name	)
	)	Per: /s/ Steven P. Nicholas
Address	)	Authorized Signatory
)
)
)
Occupation	)

WITNESSED BY:	)
	)	LIFEWATER INDUSTRIES, LLC
)
Name	)
	)	Per: /s/ Steven P. Nicholas
Address	)	Authorized Signatory
)
)
)
Occupation	)

SCHEDULE A

ALKALINE WATER CORP.
SHAREHOLDERS

Name of Shareholder	Number of Target Shares held	Number of Purchaser Shares to be issued to Shareholder
WiN Investments, LLC	50,000 Class A Common Stock	21,500,000
Lifewater Industries, LLC	50,000 Class A Common Stock	21,500,000
Total:	100,000	43,000,000

SCHEDULE B

CERTIFICATE OF U.S. SHAREHOLDER

Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in that certain Share Exchange Agreement dated May ____, 2013 among the Purchaser, the Target and the Shareholders of the Target, including the undersigned (the “Agreement”). In connection with the issuance of the Consideration Shares to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants, as an integral part of the Agreement, that:

            1.        the undersigned satisfies one or more of the categories of “Accredited Investor”, as defined by Regulation D promulgated under the Securities Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the undersigned satisfies.)

________	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

________	Category 2

a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds US $1,000,000, calculated by (i) not including the person’s primary residence as an asset; (ii) not including indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) including indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the securities as a liability.

________	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

________	Category 4	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

________	Category 5	A director or executive officer of the Target who will continue to be a director or executive officer of the Purchaser after the Closing.

________	Category 6

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

________	Category 7	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that if the undersigned is claiming to satisfy one of the above categories of Accredited Investor, the undersigned may be required to supply the Purchaser with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the undersigned’s status as an Accredited Investor.

If the undersigned is an entity which initialled Category 7 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

            2.        none of the Consideration Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

            3.        the undersigned understands and agrees that offers and sales of any of the Consideration Shares shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

            4.        the undersigned understands and agrees not to engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and provincial securities laws;

            5.        the undersigned is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;

            6.        except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;

            7.        the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

            8.        the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

            9.        the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;

            10.      the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

            11.      the undersigned (i) is able to fend for itself in connection with the acquisition of the Consideration Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

            12.      the undersigned is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

            13.      except as set out in the Agreement, no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Consideration Shares;

(b)	that any person will refund the purchase price of any of the Consideration Shares;

(c)	as to the future price or value of any of the Consideration Shares; or

(d)

that any of the Consideration Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Consideration Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Purchaser on the OTC Bulletin Board;

            14.      none of the Consideration Shares are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the undersigned that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Purchaser on the OTC Bulletin Board;

            15.      the undersigned is acquiring the Consideration Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Consideration Shares;

            16.      neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;

            17.      the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

            18.      the Consideration Shares issued to the undersigned will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

            19.      the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate;

            20.      the undersigned is the beneficial owner of the Consideration Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

            21.      there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned and any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Consideration Shares or the ownership thereof;

            22.      no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Consideration Shares or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Consideration Shares other than under the Agreement; and

            23.      the undersigned waives all claims and actions connected with the issuance of or rights attached to the Consideration Shares, including without limitation, the benefit of any representations, warranties and covenants in favour of the undersigned contained in any share purchase or subscription agreement(s) for such Consideration Shares; and any registration, liquidation, or any other rights by and between or among the undersigned and any other Person, which may be triggered as a result of the consummation of the Transaction.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Date: ____________________________________ , 2013
Signature

Print Name

Title (if applicable)

Address

Register the Securities as set forth below:

(Name to Appear on Certificate)

(Account Reference, if applicable)

(Address, including Postal Code)

Deliver the Securities as set forth below:

(Attention - Name)

(Account Reference, if applicable)

(Street Address, including Postal Code) (No PO Box)

(Telephone Number)